Exhibit 99.1

REVOCABLE PROXY

LIFELINE SYSTEMS, INC.

SPECIAL MEETING OF SHAREHOLDERS

December 8, 2004

10:00 a.m. local time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints L. Dennis Shapiro, Ronald Feinstein and Sheryl Sigrist, and each of them, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of the capital stock of Lifeline Systems, Inc. (the “Company”) which the undersigned is entitled to vote at the Special Meeting of Shareholders (the “Meeting”) to be held at Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, on December 8, 2004 at 10 a.m. local time, and at any and all postponements and adjournments thereof.

Should the undersigned be present and choose to vote at the Meeting or at any postponements or adjournments thereof, and after notification to the Chief Financial Officer of the Company at the Meeting of the shareholder’s decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Chief Financial Officer of the Company or by duly executing a proxy bearing a later date. This proxy may also be revoked by accessing the website noted below or by calling the number noted below and following the on-screen or audio instructions.

The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of notice of the Meeting and a Proxy Statement.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY

PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE

OR VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

ê            FOLD AND DETACH HERE            ê

LIFELINE SYSTEMS, INC. — SPECIAL MEETING, DECEMBER 8, 2004

YOUR VOTE IS IMPORTANT!

https://www.proxyvotenow.com/life

You can vote in one of three ways:

1.	Call toll free 1-866-530-2996 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/life and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

Revocable Proxy

Lifeline Systems, Inc.

SPECIAL MEETING OF SHAREHOLDERS DECEMBER 8, 2004				Please mark as indicated in this example	☒
1. To approve the agreement and plan of share exchange for purposes of creating a holding company structure for Lifeline Systems, Inc.	For ☐	Against ☐	Abstain ☐	2. To transact such other business as may properly come before the meeting or any postponements or adjournments of the meeting.
Please be sure to date and sign this Proxy in the box below.

UNLESS OTHERWISE INSTRUCTED, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1 SET FORTH HEREON.

The Board of Directors recommends a vote “FOR” proposal 1 listed above.

Change of address/comments

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

Date

Sign above

*** IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW ***

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

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PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1.	By Telephone (using a Touch-Tone Phone); or
2.	By Internet; or
3.	By Mail.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note that telephone and Internet votes must be cast prior to 5:00 p.m. Eastern Time on December 7, 2004. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 5:00 p.m. Eastern Time on December 7, 2004. 1-866-530-2996	Vote by Internet anytime prior to 5:00 p.m. Eastern Time on December 7, 2004 go to https://www.proxyvotenow.com/life

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

Your vote is important!